Exhibit 4.6

REGISTRATION RIGHTS AGREEMENT
between
SEQUANS COMMUNICATIONS S.A.
and
RENESAS ELECTRONICS CORPORATION
Dated January 11, 2022

TABLE OF CONTENTS
i

REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT, dated as of January 11, 2022 (this “Agreement”), is made between Sequans Communications S.A., a société anonyme incorporated in the French Republic (the “Company”), and Renesas Electronics Corporation , a Japanese corporation (the “Investor”). The Investor and the Company are referred to hereinafter each as a “Party” and collectively as the “Parties.”
RECITALS
WHEREAS, pursuant to a Securities Purchase Agreement dated as of December 22, 2021 between the Company and the Investor (the “Purchase Agreement”), the Investor subscribed from the Company 7,899,020 Ordinary Shares represented by 1,974,755 ADSs (the “Shares”);
WHEREAS, on the date hereof, the Company and the Investor have entered into a right of first notification agreement, (the “Right of First Notification Agreement”), which provides certain rights to the Investor relating to the Company;
WHEREAS, the Parties are entering into this Agreement to set forth certain rights of the Investor relating to the registration of the Shares;
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and intending to be legally bound hereby, the Parties agree as follows:
ARTICLE I
REGISTRATION RIGHTS
Section 1.1    Resale Shelf Registration.
(a)    Within ninety (90) days following a written request by Investor (the “Investor Request”), the Company shall (i) file with the SEC a Shelf Registration Statement on Form F-3 (such Shelf Registration Statement shall be an ASRS to the extent that the Company is then ASR Eligible and, if the Company is not then eligible to register the resale of the Registrable Securities on Form S-3, such registration shall be on another appropriate form) or (ii) prepare an amendment to an existing and effective Registration Statement (the “Transaction Shelf Registration Statement”), in each case, with respect to the registration under the Securities Act of the resale of all of the Registrable Securities, in each case, which shall include a prospectus sufficient to permit the resale of all Registrable Securities held by the Investor; provided that, in the event the SEC does not permit such number of Registrable Securities to be registered under the Transaction Shelf Registration Statement, the number of Registrable Securities that shall be registered under the Transaction Shelf Registration Statement shall be the maximum number of Registrable Securities permitted by the SEC. The Company shall use its commercially reasonable efforts to cause such Transaction Shelf Registration Statement to become effective as promptly as practicable (but in no event later than ninety (90) days following receipt of the Investor Request) and to keep the Transaction Shelf Registration Statement continuously effective subject to the Securities Act and the provisions of Section 1.3. The Company hereby represents that, as of the date hereof, it is eligible to use Form F-3 for primary offerings under General Instruction I.B(1) of Form F-3.
(b)    Notwithstanding anything to the contrary herein, unless the Company has previously caused the Ordinary Shares to be listed on a national securities exchange or trading system (it being acknowledged that the Company shall have no obligation to so list the Ordinary Shares) and a market exists for the Ordinary Shares not held in the form of ADSs, in any registration pursuant to this Section 1.1, any Registrable Securities sold pursuant thereto shall be in the form of ADSs.
Section 1.2    Expenses. Except as specifically provided herein, all Registration Expenses incurred in connection with the registration or offering and sale of the Registrable Securities shall be borne by the Company and all Selling Expenses shall be borne by the Investor; provided that, notwithstanding anything herein to the contrary, in no event shall the Investor bear or be responsible for any fees or expenses of the Company’s legal counsel in connection with the registration or offering and sale of Registrable Securities.
Section 1.3    Suspensions.
(a)    Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, by providing written notice (a “Notice of Suspension”) to the Investor, to delay the filing or effectiveness of a Registration Statement or require the Investor to suspend the use of the Prospectus for sales of Registrable Securities under an effective Registration Statement for a reasonable period of time not to exceed sixty (60) consecutive days or ninety (90) days in the aggregate in any twelve (12)-month period (a “Suspension Period”) if the Board determines in good faith that such filing, effectiveness or use would (i) require the public disclosure of material non-public information concerning any material transaction or negotiations involving the Company that would interfere with such material transaction or negotiations or (ii) otherwise materially interfere with material financing plans, acquisition activities or business activities of the Company; provided, that if at the time of receipt of such notice by the Investor, the Investor shall have sold all or a portion of the Registrable Securities pursuant to an effective Registration Statement and the reason for the Suspension Period is not of a nature that would require a post-effective amendment to the Registration Statement, then the Company shall use its commercially reasonable efforts to take such action as to eliminate any restriction imposed by federal securities Laws by the time such Registrable Securities are scheduled to be delivered. Immediately upon receipt of a Notice of Suspension, the Investor shall discontinue the disposition of Registrable Securities under an effective Registration Statement and Prospectus relating thereto until the Suspension Period is terminated.
(b)    The Company agrees that it will terminate any Suspension Period as promptly as reasonably practicable and will promptly notify in writing the Investor, to the extent it still holds Registrable Securities, of such termination. After the expiration of any Suspension Period in the case of an effective Registration Statement, and without the need for any further request from the Investor, the Company shall, as applicable and as promptly as reasonably practicable, prepare a post-effective amendment or supplement to such Registration Statement, the relevant Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Registration Statement or the Prospectus, as applicable, will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
Section 1.4    Registration Procedures. The Company will use its commercially reasonable efforts to effect the registration and the offer and sale of Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and shall, in connection therewith:
(a)    prepare and promptly file with the SEC a Registration Statement (or a prospectus supplement, as applicable) with respect to such securities and use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as practicable thereafter;
(b)    (i) prepare and file with the SEC such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith and such Free Writing Prospectuses and Exchange Act reports as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement, (ii) cause any Prospectus or supplement thereto to be filed pursuant to Rule 424 under the Securities Act when so required and (iii) provide reasonable notice to the Investor to the extent that the Company determines that a post-effective amendment to a Registration Statement would be appropriate;
(c)    (i) furnish to the Investor as far in advance as reasonably practicable before filing any Registration Statement contemplated by this Agreement or any Prospectus to be used in connection therewith or any supplement or amendment thereto, only upon request of the Investor, copies (or such requested portions of copies) of reasonably complete drafts of all such documents proposed to be filed (including furnishing or making available exhibits and each document incorporated by reference therein to the extent then required by the rules and regulations of the SEC), and provide the Investor the opportunity to object to any information pertaining to the Investor and its plan of distribution that is contained therein and make the corrections reasonably requested by the Investor with respect to such information prior to filing a Registration Statement or any Prospectus to be used in connection therewith or supplement or amendment thereto, and (ii) furnish to the Investor, without charge, such number of copies of the Registration Statement, each amendment and supplement thereto, the Prospectus included therein (including each preliminary prospectus) and any other prospectuses filed under Rule 424 and each Free Writing Prospectus as such Persons reasonably may request in order to facilitate the sale of the Registrable Securities covered by such Registration Statement;
(d)    use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or “blue sky” Laws of such jurisdictions as the Investor reasonably shall request and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions; provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;
(e)    promptly notify the Investor: (i) when the Registration Statement, any pre-effective amendment, the Prospectus or any prospectus supplement related thereto, any post-effective amendment to the Registration Statement or any Free Writing Prospectus has been filed with the SEC and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information, including copies of any and all transmittal letters and other correspondence with the SEC and all correspondence (including comment letters and a copy of the Company’s draft responses thereto), from the SEC to the Company relating to such Registration Statement or any Prospectus or any amendment or supplement thereto (but not, for the avoidance of doubt, any documents incorporated by reference therein); (iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or state “blue sky” Laws of any jurisdiction or the initiation of any proceeding for such purpose.
(f)    if at any time (i) any event or development shall occur or condition shall exist as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) it is necessary to amend or supplement the Disclosure Package to comply with Law, the Company will promptly notify the Investor and promptly prepare and file with the SEC (to the extent required) and furnish to the Investor such amendments or supplements to the Disclosure Package as may be necessary so that the statements in the Disclosure Package, as so amended or supplemented, will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, be misleading, or so that the Disclosure Package will comply with Law;
(g)    use its commercially reasonable efforts to make generally available to the Investor, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of a Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158;
(h)    use its commercially reasonable efforts to list the Registrable Securities covered by such Registration Statement on the New York Stock Exchange (the “NYSE”) or, if not the NYSE, the primary trading market or any other national securities exchange on which the Ordinary Shares or Ordinary Shares represented by ADSs are listed;

(i)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;
(j)    immediately notify the Investor, at any time when a Prospectus is required to be delivered under the Securities Act, of the occurrence or happening of any event as a result of which the Prospectus contained in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investor, as promptly as reasonably practicable prepare and furnish to the Investor a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;
(k)    use its commercially reasonable efforts to cooperate with the Investor in the disposition of the Registrable Securities covered by such Registration Statement;
(l)    in connection with the preparation and filing of each Registration Statement registering Registrable Securities under the Securities Act, and before filing any such Registration Statement or any other document in connection therewith, give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Investor or its legal counsel;
(m)    use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to use its commercially reasonable efforts to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose;
(n)    otherwise use its commercially reasonable efforts to comply with the Securities Act, the Exchange Act and any other applicable rules and regulations of the SEC and reasonably cooperate with the Investor in the disposition of its Registrable Securities in accordance with the method of distribution described in the Prospectus included in any Registration Statement, such cooperation to include the endorsement and transfer of any certificates representing Registrable Securities (or a book-entry transfer to similar effect) transferred in accordance with this Agreement and delivery of any necessary instructions or opinions to the Company’s transfer agent in order to cause the transfer agent to allow Registrable Securities to be sold from time to time as permitted by Law;
(o)    use its commercially reasonable efforts to cooperate with the Investor and its counsel in connection with the preparation and filing of any applications, notices, registrations and responses to requests for additional information with FINRA, the NYSE or any other national securities exchange on which the Registrable Securities are listed; and

(p)    pay the applicable filing fees covering the Registrable Securities in compliance with the SEC rules and to file such amendments or subsequent registration statements as may be required to maintain an effective registration statement for the relevant Effectiveness Period.
Section 1.5    Effectiveness Period. For purposes of this Article I, the period of distribution of Registrable Securities pursuant to a Registration Statement shall be deemed to extend until the sale of all Registrable Securities covered thereby (such period, the “Effectiveness Period”).
Section 1.6    Indemnification.
(a)    Indemnification Rights.
(i)    In the event of any registration or other offer and sale of any securities of the Company under the Securities Act pursuant to this Article I, the Company shall indemnify and hold harmless the Investor and each Person, if any, that controls the Investor within the meaning of Section 15 of the Securities Act (each a “controlling person”), their respective officers, directors, employees, stockholders, members, Representatives and Affiliates, and each controlling person of each Affiliate of any of the foregoing Persons (each, a “Investor Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages caused by (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus, or in any amendment or supplement thereto, (B) any omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (C) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any foreign or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any foreign or state securities laws; provided that the Company shall not be liable to an Investor Registration Rights Indemnitee to the extent that any such Damages are directly caused by any untrue statement or omission (or alleged untrue statement or omission) made in such Disclosure Package, Registration Statement, Prospectus (including any preliminary Prospectus), Free Writing Prospectus, or any amendment or supplement thereto, in strict reliance upon and strictly in conformity with written information about the Investor furnished to the Company by or on behalf of the Investor expressly for use therein. This indemnity shall be in addition to any liability which the Company may otherwise have. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of any Investor Registration Rights Indemnitee and shall survive the Transfer of securities by the Investor.
(ii)    The Investor shall indemnify and hold harmless the Company and each of its officers who execute any of the Company’s filings with the SEC pursuant to the Exchange Act or the Securities Act, its directors, officers and employees (each, a

“Company Registration Rights Indemnitee”), to the fullest extent lawful, from and against any and all Damages directly caused by (A) any untrue statement of material fact (or alleged untrue statement of a material fact) contained in any Disclosure Package, any Registration Statement, any Prospectus (including any preliminary Prospectus), any Free Writing Prospectus or in any amendment or supplement thereto, (B) any omission (or alleged omission) to state therein any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Investor expressly for use therein or (C) any violation or alleged violation by the Investor of the Securities Act, the Exchange Act, any foreign or state securities laws or any rule or regulation promulgated under the Securities Act, the Exchange Act or any foreign or state securities laws; provided, however, that in no event shall the obligations of the Investor hereunder exceed the net proceeds received by it from the sale of its Registrable Securities related to the matter in which Damages are sought. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by the Investor. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of a Company Registration Rights Indemnitee and shall survive the Transfer of such securities by the Investor.
(iii)    If the indemnification provided for in Section 1.6(a)(i) or Section 1.6(a)(ii) is unavailable to an Investor Registration Rights Indemnitee or a Company Registration Rights Indemnitee, as applicable, with respect to any Damages referred to therein or is unenforceable or insufficient to hold an Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, harmless as contemplated therein, then the Company or the Investor, as applicable, in lieu of indemnifying such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, shall contribute to the amount paid or payable by such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, as a result of such Damages in such proportion as is appropriate to reflect the relative fault of such Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the one hand, and the Company or the Investor, as applicable, on the other hand, in connection with the statements or omissions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the Company or the Investor, as applicable, on the one hand, and of an Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee, as applicable, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by or on behalf of the Company or the Investor, as applicable, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and the Investor agree that it would not be just and equitable if contribution pursuant to this Section 1.6(a)(iii) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 1.6(a)(iii). No Investor Registration Rights Indemnitee or Company Registration Rights Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company or the Investor, as applicable, if the Company or the Investor, as applicable, was not guilty of such fraudulent misrepresentation. Notwithstanding anything herein to the contrary, in no event shall the liability of the Investor pursuant to this Section 1.6(a)(iii) be greater in amount than the amount of net proceeds received by it from the sale of such Registrable Securities related to the matter in which indemnification or contribution for Damages are sought.
(b)    Notice of Reg Rights Claim.
(i)    As used in this Agreement, the term “Reg Rights Claim” means a claim for indemnification or contribution by or on behalf of any Company Registration Rights Indemnitee or Investor Registration Rights Indemnitee, as the case may be, for Damages under Section 1.6(a) (such Person making a Reg Rights Claim, a “Reg Rights Indemnified Person”). The Company (for its own Damages or for the Damages incurred by any other Company Registration Rights Indemnitee) or the Investor (for its own Damages or for the Damages incurred by any other Investor Registration Rights Indemnitee), as applicable, shall give notice of a Reg Rights Claim under this Agreement pursuant to a written notice of such Reg Rights Claim executed by the Company or the Investor, as applicable (a “Notice of Reg Rights Claim”), and delivered to the Company or the Investor, as applicable (such receiving party, the “Reg Rights Indemnifying Person”), promptly after such Reg Rights Indemnified Person becomes aware of the existence of any potential claim by such Reg Rights Indemnified Person for indemnification arising out of or resulting from any item indemnified pursuant to the terms of Section 1.6(a)(i) or Section 1.6(a)(ii) as applicable; provided that the failure to timely give such notice shall not limit or reduce the Reg Rights Indemnified Person’s right to indemnification hereunder unless (and then only to the extent that) the Reg Rights Indemnifying Person’s defense of such Reg Rights Claim is actually materially and adversely prejudiced thereby.
(ii)    Each Notice of Reg Rights Claim shall: (A) state the aggregate amount (where practicable) that the Reg Rights Indemnified Person has incurred or paid in Damages arising from such Reg Rights Claim (which amount may include the amount of Damages claimed by a third party in an action (a “Third-Party Reg Rights Claim”) brought against such Reg Rights Indemnified Person based on alleged facts, which if true, would give rise to liability for Damages to such Reg Rights Indemnified Person); and (B) contain a brief description, in reasonable detail (to the extent reasonably available to the Reg Rights Indemnified Person) of the facts, circumstances or events giving rise to the alleged Damages based on the Reg Rights Indemnified Person’s good faith belief and knowledge thereof, including the identity and address of any third party claimant (to the extent reasonably available to the Reg Rights Indemnified Person).

(c)    Defense of Third-Party Reg Rights Claims.
(i)    Subject to the provisions hereof, the applicable Reg Rights Indemnifying Person shall have the right (at its own expense) to elect to defend and assume control of the defense of any Third-Party Reg Rights Claim on behalf of a Reg Rights Indemnified Person, utilizing legal counsel reasonably acceptable to such Reg Rights Indemnified Person. In the event such election is made, the Reg Rights Indemnified Person (unless itself controlling the Third-Party Reg Rights Claim in accordance with this Section 1.6(c)) may participate, through counsel of its own choice and, except as provided herein, at its own expense, in the defense of any Third-Party Reg Rights Claim. The reasonable and documented costs and expenses incurred by the Reg Rights Indemnifying Person in connection with such defense (including reasonable attorneys’ fees, other professionals’ and experts’ fees and court or arbitration costs) shall be paid by the Reg Rights Indemnifying Person.
(ii)    A Reg Rights Indemnifying Person shall not be entitled to assume control of such defense, and the applicable Reg Rights Indemnified Person may assume the control and defense thereof, at the sole expense of the applicable Reg Rights Indemnifying Person, if (A) the Reg Rights Claim relates to, or arises in connection with, any criminal or governmental proceeding, action, indictment, allegation or investigation, (B) the Reg Rights Claim seeks an injunction against the Reg Rights Indemnified Person, to the extent that such defense relates to the claim for such injunction, (C) a conflict of interest between the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person exists with respect to the Reg Rights Claim or the Reg Rights Indemnifying Person and the Reg Rights Indemnified Person have one or more conflicting defenses, in the reasonable view of their respective counsel, or (D) the Reg Rights Indemnifying Person has elected to have the Reg Rights Indemnified Person defend, or assume the control and defense of, a Third-Party Reg Rights Claim in accordance with this Section 1.6(c); provided that in no event shall the Reg Rights Indemnifying Person be liable for the fees and expenses of more than one separate counsel for all Reg Rights Indemnified Persons, which counsel shall be selected by the Investor (in the case of the Investor Registration Rights Indemnitees) or by the Company (in the case of the Company Registration Rights Indemnitees).
(iii)    Any party controlling the defense of any Third-Party Reg Rights Claim pursuant hereto shall: (A) conduct the defense of such Third-Party Reg Rights Claim with reasonable diligence and keep the other parties reasonably informed of material developments in the Third-Party Reg Rights Claim at all stages thereof, (B) as promptly as reasonably practicable, submit to the other parties copies of all pleadings, responsive pleadings, motions and other similar legal documents and papers received or filed in connection therewith, (C) permit the other parties and their counsel to confer on the conduct of the defense thereof, and (D) permit the other parties and their counsel an opportunity to review all legal papers to be submitted prior to their submission. The parties not controlling the defense will render to the party controlling the defense such assistance as may be reasonably required in order to insure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the party controlling the defense in connection therewith. The Reg Rights Indemnifying Person shall reimburse the parties not controlling the defense for any reasonable and documented costs and expenses incurred in connection with providing such assistance. Notwithstanding anything to the contrary in this Agreement, no Party shall be required to disclose any information to the other Party or its Representatives, if doing so would be reasonably expected to violate any Law to which such Party is subject or could jeopardize (in the reasonable discretion of the disclosing Party) any attorney-client privilege available with respect to such information.
(iv)    If the Reg Rights Indemnifying Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 1.6(c), the Reg Rights Indemnifying Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim on the Reg Rights Indemnified Person’s behalf and without the consent of the Reg Rights Indemnified Person; provided that (A) such settlement shall not involve any injunctive relief binding upon the Reg Rights Indemnified Person or any of its Affiliates, (B) such settlement expressly and unconditionally releases the Reg Rights Indemnified Person and the other applicable Reg Rights Indemnified Persons (that is, each of the Company Registration Rights Indemnitees, if the Reg Rights Indemnified Person is a Company Registration Rights Indemnitee, and each of the Investor Registration Rights Indemnitees, if the Reg Rights Indemnified Person is an Investor Registration Rights Indemnitee) from any and all liabilities with respect to such Third-Party Reg Rights Claim, with prejudice and (C) the Reg Rights Indemnifying Person unconditionally acknowledges in writing to the Reg Rights Indemnified Person its obligation to pay all Damages of the Reg Rights Indemnified Person with respect to such Third-Party Reg Rights Claim. If the Reg Rights Indemnified Person controls the defense of and defends any Third-Party Reg Rights Claim under this Section 1.6(c), the Reg Rights Indemnified Person shall have the right to effect a settlement of such Third-Party Reg Rights Claim only with the consent of the Reg Rights Indemnifying Person (which consent shall not be unreasonably withheld, conditioned or delayed). No settlement by the Reg Rights Indemnified Person of such Third-Party Reg Rights Claim effected in accordance with this Section 1.6(c) shall limit or reduce the right of any Reg Rights Indemnified Person to indemnity hereunder for all Damages they may incur arising out of or resulting from the Third-Party Reg Rights Claim, to the extent such Damages are indemnifiable hereunder. As used in this Section 1.6(c)(iv), the term “settlement” refers to any consensual resolution of the claim in question, including by consent decree or by permitting any judgment or other resolution of a claim to occur without disputing the same, and the term “settle” has a corresponding meaning.
Section 1.7    Free Writing Prospectuses. Except for a Prospectus relating to Registrable Securities included in a Registration Statement, an “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) prepared by the Company or other materials prepared by Company, the Investor represents and agrees that it (a) will not make any offer relating to the Registrable Securities that would constitute an issuer free writing prospectus or that would otherwise constitute a Free Writing Prospectus, and (b) will not distribute any written materials in connection with the offer or sale pursuant to a Registration Statement of Registrable Securities, in each case, without the prior written consent of the Company.
Section 1.8    Information from and Obligations of the Investor. The Company’s obligation to include the Investor’s Registrable Securities in any Registration Statement or Prospectus is contingent upon the Investor:
(a)    furnishing to the Company in writing information with respect to its ownership of Registrable Securities and the intended method of disposition of its Registrable Securities as may be required by the Company and as required by Law for use in connection with a Registration Statement or Prospectus (or any amendment or supplement thereto) and all information required to be disclosed in order to make the information the Investor previously furnished to the Company not contain a material misstatement of fact or necessary to cause such Registration Statement or Prospectus (or amendment or supplement thereto) not to omit a material fact with respect to the Investor necessary in order to make the statements therein not misleading;
(b)    complying in all material respects with (i) the Securities Act and the Exchange Act, (ii) all applicable state securities Laws, (iii) the rules of any securities exchange or trading market on which the Ordinary Shares or Ordinary Shares represented by ADSs are listed or traded, and (iv) all other applicable regulations, in each case, in connection with, and only to the extent applicable to, the registration and the disposition of Registrable Securities by the Investor;
(c)    following its actual knowledge thereof, notifying the Company of the occurrence of any event that makes any statement made in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus regarding the Investor untrue in any material respect or that requires the making of any changes in a Registration Statement, Prospectus, issuer free writing prospectus or other Free Writing Prospectus so that, in such regard, it will not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements not misleading;
(d)    providing the Company with such information related to the Investor as may be required to enable the Company to prepare a supplement or post-effective amendment to any such Registration Statement or a supplement to such Prospectus or Free Writing Prospectus;
(e)    using commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement and any related Prospectus; and
(f)    furnishing the Company with all information required to be included in such Registration Statement or Prospectus by applicable securities Laws in connection with the disposition of such Registrable Securities as the Company reasonably requests.

Section 1.9    Rule 144 Reporting.
(a)    With a view to making available to the Investor the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to make and keep available adequate current public information, as defined in Rule 144(c), including all periodic and annual reports and other documents (other than Form 6-K reports) required of the Company under Sections 13 or 15(d) of the Exchange Act, and so long as the Investor beneficially owns any Registrable Securities or securities convertible into or exercisable for Registrable Securities, furnish to the Investor forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any Registrable Securities without registration.
(b)     For the avoidance of doubt, the Investor may sell any Registrable Securities in compliance with Rule 144, regardless of whether a Registration Statement has been filed with the SEC or is effective. The Company agrees to (i) make and keep public information available as those terms are understood and defined in Rule 144, (ii) use its commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and (iii) so long as the Investor owns any Registrable Securities, furnish to the Investor upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144, and of the Securities Act and the Exchange Act.
Section 1.10    Termination of Registration Rights. Notwithstanding anything to the contrary contained herein and subject to Section 1.11 and Section 4.1, the registration rights granted under this Article I terminate and are of no further force and effect (other than Section 1.2 and Section 1.6), on the date on which there cease to be any Registrable Securities.
Section 1.11    Transfer of Registration Rights. The Investor shall have the right to Transfer to any Person (such Person, a “Transferee Investor”), directly or indirectly, by written agreement, all of its related rights and obligations granted under this Article I in connection with a Transfer of all of its Registrable Securities to such Person. Such Transferee Investor shall, following such Transfer, become responsible for all obligations applicable to the Investor under this Article I with respect to the Registrable Securities Transferred to such Transferee Investor.
ARTICLE II
TERMINATION
Section 2.1    Termination. This Agreement shall terminate upon the earlier of (i) the time when there are no Registrable Securities outstanding, (ii) the time when all of the Registrable Securities are freely transferable under Rule 144 and do not bear a restrictive legend relating to the Securities Act or the securities laws of any other applicable jurisdiction or a restricted CUSIP (ii) the mutual written agreement of the Investor and the Company.

Section 2.2    Effect of Termination; Survival. In the event of any termination of this Agreement pursuant to Section 2.1, this Agreement shall be terminated, and there shall be no further liability or obligation hereunder on the part of any Party, other than this Section 2.2 and Article III, which provisions shall survive such termination; provided, however, that nothing contained in this Agreement (including this Section 2.2) shall relieve a Party from liability for any breach of any of its representations, warranties, covenants or agreements set forth in this Agreement to the extent occurring prior to such termination.
ARTICLE III
GENERAL PROVISIONS
Section 3.1    Confidential Information. The Investor shall hold in confidence, and shall not disclose to any Person, unless and to the extent disclosure is required by judicial or administrative process or by other requirement of Law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, Contracts, instruments, computer data and other data and information (collectively, “Confidential Information”) concerning the Company and its Subsidiaries furnished to it by Company or its Representatives pursuant to this Agreement (except (a) to the extent such Confidential Information can be shown to have been (i) previously known by the Investor or any Affiliates on a non-confidential basis, (ii) in the public domain through no breach of the Investor of any of the confidentiality obligations to the Company, (iii) later acquired by the Investor or any Affiliate from other sources not known by the Investor or such Affiliate to be subject to a duty of confidentiality with respect to such Confidential Information, and (b) Confidential Information may be disclosed by the Investor to any Affiliates or the Investor’s or any Affiliate’s respective Representatives in connection with (i) the management of the investment of the Investor and any Affiliates in the Company or (ii) any offerings under Article I; provided that the Investor informs any such Person that such information is confidential. If disclosure is required by judicial or administrative process or by any other requirement of Law, the Investor shall provide the Company with prompt written notice to the extent permissible by Law, together with a copy of any material proposed to be disclosed, so that the Company may (a) seek, at the Company’s expense, an appropriate protective order or other appropriate relief (and the Investor and the Affiliate shall reasonably cooperate with the Company, at the Company’s expense, to obtain such order or relief), or (b) if the Company so elects, waive compliance with the provisions of this Section 3.1.
Section 3.2    Fees and Expenses. All expenses incurred by the Parties in connection with the negotiation, execution and delivery of this Agreement will be borne solely and entirely by the Party incurring such expenses.
Section 3.3    Notices. Except as may otherwise be provided herein, all notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be conclusively deemed to have been duly given when sent by electronic mail to the address set forth below if sent between 8:00 am and 5:00 pm recipient’s local time on a Business Day, or on the next Business Day if sent by electronic mail other than between 8:00 am and 5:00 pm recipient’s local time.

If to the Company, addressed to it at:
Sequans Communications S.A.
15-55 boulevard Charles de Gaulle
Les Portes de la Défense
92700 Colombes
Republic of France
Email:
Attention:
With a copy (which shall not constitute notice) to:
Orrick, Herrington & Sutcliffe LLP
405 Howard Street
San Francisco, CA 94105
Email:
Attention:
If to the Investor, addressed to it at:
Renesas Electronics Corporation
Toyosu Foresia
3-2-24, Toyosu, Koto-ku
Tokyo 135-0061, Japan
Attention:
Email: l
With a copy (which shall not constitute notice) to:
Morrison & Foerster LLP
Shin-Marunouchi Building 5-1
Marunouchi 1-chome
Chiyoda-ku, Tokyo, Japan 100-6529
Attention:
Email:
Section 3.4    Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
“Action” means any litigation, suit, claim, action, proceeding, arbitration, mediation, hearing, inquiry or investigation (in each case, whether civil, criminal or investigative).
“Affiliate” of a specified Person means any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise; provided that no portfolio company of the Investor shall be deemed to be an “Affiliate” of the Investor.

“American Depositary Shares” or “ADSs” means those certain American Depositary Shares issued pursuant to a deposit agreement by and among the Company, Bank of New York Mellon (or any successor thereto), as depositary, and the owners and holders of American Depositary Shares, as such agreement may from time to time be amended.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“ASR Eligible” means the Company meets or is deemed to meet the eligibility requirements to file an ASRS as set forth in the General Instruction to Form F-3.
“ASRS” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act.
“Board” or “Board of Directors” means the board of directors of the Company, or any duly authorized committee thereof.
“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States, a legal holiday in the Republic of France or any day on which banking institutions in the State of California or in the Republic of France are authorized or required by law or other governmental action to close.
“Company” has the meaning set forth in the preamble to this Agreement.
“Company Registration Rights Indemnitee” has the meaning set forth in Section 1.6(a)(ii).
“Confidential Information” has the meaning set forth in Section 3.1.
“Contract” means any oral or written binding contract, subcontract, agreement, note, bond, mortgage, indenture, lease, sublease, license, sublicense, permit, franchise or other instrument, obligation, commitment or arrangement or understanding of any kind or character.
“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or credit arrangement or otherwise.
“controlling person” has the meaning set forth in Section 1.6(a)(i).
“Damages” means any and all claims, demands, suits, actions, causes of actions, losses, costs, damages, liabilities, judgments, and reasonable and documented out-of-pocket expenses incurred or paid, including reasonable attorneys’ fees, costs of investigation or settlement, other professionals’ and experts’ fees, court or arbitration costs.
“Disclosure Package” means, with respect to any offering of Registrable Securities, (a) the preliminary Prospectus or Prospectus, as applicable, (b) each Free Writing Prospectus, and (c) all other information, in each case, that is deemed, under Rule 159 under the Securities Act, to have been conveyed to purchasers of Registrable Securities at the time of sale of such securities.

“Effectiveness Period” has the meaning set forth in Section 1.5.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“FINRA” means the Financial Industry Regulatory Authority, Inc. or any successor regulatory organization.
“Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 promulgated under the Securities Act relating to the Registrable Securities included in the applicable Registration Statement that has been approved for use by the Company.
“Governmental Entity” means any federal, national, foreign, supranational, state, provincial, county, local or other government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body of competent jurisdiction.
“Investor” has the meaning set forth in the preamble to this Agreement.
“Investor Registration Rights Indemnitee” has the meaning set forth in Section 1.6(a)(i).
“issuer free writing prospectus” has the meaning set forth in Section 1.7.
“Law” any U.S. or non-U.S. federal, state, local, national, supranational, foreign or administrative law (including common law), statute, ordinance, regulation, requirement, regulatory interpretation, rule, code or Order.
“Notice of Reg Rights Claim” has the meaning set forth in Section 1.6(b)(i).
“Notice of Suspension” has the meaning set forth in Section 1.3(a).
“NYSE” has the meaning set forth in Section 1.4(h).
“Order” means any order (temporary or otherwise), judgment, injunction, award, decision, determination, stipulation, ruling, subpoena, writ, decree or verdict entered by or with any Governmental Entity.
“Ordinary Shares” means ordinary shares, nominal value €0.02 per share, of the Company.
“Party” and “Parties” have the meanings set forth in the preamble to this Agreement.
“Person” means an individual, company, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference, or deemed to be incorporated by reference, into such prospectus.
“Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
“Reg Rights Claim” has the meaning set forth in Section 1.6(b)(i).
“Reg Rights Indemnified Person” has the meaning set forth in Section 1.6(b)(i).
“Reg Rights Indemnifying Person” has the meaning set forth in Section 1.6(b)(i).
“Registrable Securities” means (i) the Shares and (ii) any Ordinary Shares or Ordinary Shares represented by ADSs issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) as a result of any stock split, recapitalization, exchange, dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares; provided, that any such securities will cease to be Registrable Securities when (a) they are sold pursuant to a Registration Statement or (b) they are sold pursuant to Rule 144 (or any similar provisions then in force).
“Registration Expenses” means (whether or not any Registration Statement is declared effective or any of the transactions described herein is consummated) all expenses incurred by the Company in filing a Registration Statement, including, all registration and filing fees, fees and disbursements of counsel for the Company, SEC or FINRA registration and filing fees, all applicable ratings agency fees, expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, fees and expenses of compliance with securities or “blue sky” Laws, costs of any comfort letters required by any underwriter, listing fees, printing, transfer agent’s and registrar’s fees, cost of distributing Prospectuses in preliminary and final form as well as any supplements thereto, the Company’s internal expenses, the expense of any annual audit or quarterly review, the expenses and fees for listing the securities to be registered on the NYSE or any other securities exchange, roadshow expenses, all other expenses incident to the registration of the Registrable Securities; provided, that the term “Registration Expenses” does not include, and the Company shall not be responsible for, Selling Expenses.
“Registration Statement” means a registration statement of the Company on an appropriate form under the Securities Act filed with the SEC covering the resale of Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.
“Representatives” means a Person’s officers, directors, employees, accountants, consultants, legal counsel, investment bankers, other advisors, authorized agents and other representatives.

“Right of First Notification Agreement” has the meaning set forth in the recitals to this Agreement.
“Rule 144” means Rule 144 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“Rule 415” means Rule 415 under the Securities Act or any replacement or successor rule promulgated under the Securities Act.
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
“Selling Expenses” means, in connection with the registration or offering and sale of the Registrable Securities, (a) all underwriting fees, discounts and selling commissions fees, (b) stock transfer taxes applicable to the sale of the Registrable Securities, and (c) fees and expenses of any counsel to the Investor other than the counsel referred to in the definition of Registration Expenses.
“settlement” and “settle” have the meanings set forth in Section 1.6(c)(iv).
“Shares” has the meaning set forth in the recitals to this Agreement.
“Shelf Registration Statement” means a registration statement filed with the SEC for the sale of Registrable Securities pursuant to Rule 415 under the Securities Act.
“Suspension Period” has the meaning set forth in Section 1.3(a).
“Third-Party Reg Rights Claim” has the meaning set forth in Section 1.6(b)(ii).
“Transaction Documents” means collectively, this Agreement, the Purchase Agreement, the Right of First Notification Agreement and the other documents and agreements entered into in connection with the transactions contemplated hereby and thereby.
“Transaction Shelf Registration Statement” has the meaning set forth in Section 1.1(a).
“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any Contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any securities.
“Transferee Investor” shall have the meaning set forth in Section 1.11.
Section 3.5    Interpretation; Headings. When a reference is made in this Agreement to an Exhibit, a Schedule or a Section, such reference shall be to an Exhibit, a Schedule or a Section of this Agreement unless otherwise indicated. The table of contents, index of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof”, “hereto”, “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument or Law defined or referred to herein means such agreement, instrument or Law as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a Person are also to its successors and permitted assigns. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded, and if the last day of such period is not a Business Day, the period shall end on the immediately following Business Day. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement. References to “days” shall mean “calendar days” unless expressly stated otherwise. No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the Parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified.
Section 3.6    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by the Purchase Agreement, the Note and this Agreement are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that such transactions be consummated as originally contemplated to the fullest extent possible.
Section 3.7    Entire Agreement; Amendments. The Transaction Documents (including the schedules and exhibits hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
Section 3.8    Assignment; No Third Party Beneficiaries. Except as expressly provided herein, including, without limitation, the transfer of rights and obligations as set forth in Section 1.11, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party, in whole or in part (whether pursuant to a merger, by operation of law or otherwise), without the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed). Subject to the immediately preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 3.9    Further Assurances. Each Party shall cooperate, take such actions, enter into such agreements (including customary indemnification and contribution agreements) and execute such documents as may be reasonably requested by any other Party in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby; provided, however, that no Party shall be obligated to take any actions or omit to take any actions that would be inconsistent with applicable Law.
Section 3.10    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America, in each case located in the County of New York, for any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates). Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of such courts for the purpose of any Action arising out of or relating to this Agreement brought by either Party, (b) agrees that service of process will be validly effected by sending notice in accordance with Section 3.3, (c) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above named courts, and (d) agrees not to move to transfer any such Action to a court other than any of the above-named courts.
(b)    EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING

OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.10.
Section 3.11    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission or other means of electronic transmission, such as by electronic mail in “pdf” form or any electronic signature complying with the U.S. federal ESIGN Act of 200, e.g., www.docusign.com) in counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.
Section 3.12    Specific Performance. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Each Party agrees that, in the event of any breach or threatened breach by the other Party of any covenant or obligation contained in this Agreement, the non-breaching Party shall be entitled (in addition to any other remedy that may be available to it whether in law or equity, including monetary damages) to (a) an Order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Each Party further agrees that neither the other Party nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 3.12, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.
Section 3.13    Waiver. Any Party entitled to the benefits thereof may, to the extent permitted by Law (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained herein, and (c) waive compliance with any of the covenants, agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or future exercise of any other right hereunder.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed, as of the date first written above, by their respective officers thereunto duly authorized.

SEQUANS COMMUNICATIONS S.A.

By:	/s/ Georges Karam
Name: Georges Karam
Title: Chief Executive Officer

RENESAS ELECTRONICS CORPORATION

By:	/s/ Sailesh Chittipeddi
Name: Sailesh Chittipeddi
Title: Executive Vice President
[Signature Page to Registration Rights Agreement]